SECURITIES AND EXCHANGE COMMISSION
                                   WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


              Date of Report (date of earliest event reported): April 12, 2001


                           PHOENIX STAR VENTURES, INC.
                       ---- ----------------------------
             (Exact name of Registrant as specified in its charter)


     Delaware                         0-26277                    98-0204758
--------------------------------------------------------------------------------
(State or other jurisdiction    (Commission File No.)         (IRS Employer
of incorporation)                                           Identification No.)



                        999 West Hastings St., Suite 450
             Vancouver, British Columbia, Canada V6C 2W2 (Address of
                principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (604) 633-2556
                                                           --------------



                                wowtown.com, Inc.
             ----------------------------------- ------------------
          (Former name or former address if changed since last report)

Item 1.  Changes in Control of Registrant

      See Item 2 of this report for information concerning shares purchased by Century Capital Management Ltd.

Item 2.  Acquisition or Disposition of Assets

      At a special shareholder's meeting held on April 4, 2001, the shareholders of the Company approved:

o The sale of the Company's subsidiary, Wowtown.com, (Nevada) Inc., as well as certain other assets relating to the Company's business, to 595796 B.C. Ltd., a corporation controlled by Stephen Jackson, David Packman and David Jackson, all who are either present or former officers and directors of the Company.

o    A proposal to change the name of the Company to Phoenix Star Ventures, Inc.

o A proposal to reverse split of the Company's common stock such that each five outstanding shares of the Company's common stock were converted into one share of common stock.

     The sale of Wowtown/Nevada was completed on April 12, 2001. As part of this sale, the Company sold all of the shares of Wowtown/Nevada to 595796 B.C. Ltd., as well as certain other assets incidental to the business of Wowtown/Nevada (i.e. trademarks, trade names, Internet domain addresses, and office equipment) in consideration for:

o the return to the Company by 595796 B.C. Ltd. of 9,500,000 shares of the Company's common stock;
o the assumption by 595796 B.C. Ltd. of liabilities of approximately $190,000 and certain contractual commitments relating to Wowtown/Nevada's business; and
o    the   forgiveness  by  595796  B.C.  Ltd.  and  all  officers,   employees,
     shareholders and affiliates of 595796 B.C. Ltd. of loans and advances in the amount of $28,400 made by such persons to the Company

     In connection with the sale of Wowtown/Nevada the Company's present management, with the exception of Stephen C. Jackson, resigned. As of April 12, 2001 Mr. Jackson was the Company's President and sole director.

     The Company has a consulting agreement with Stephen Jackson which provides that the Company will pay Mr. Jackson $6,000 for devoting at least 25% of his time to the Company's business during the two month period ending April 30, 2001. The Company also granted Mr. Jackson an option to purchase 500,000 shares of the Company's common stock at a price of $0.06 per share at any time prior to April 30, 2002.

     The change of the Company's name to Phoenix Star Ventures, Inc., and the five-for-one reverse split were effective on April 12, 2001. The Company's new trading symbol on the OTC Bulletin Board is PXSV.

     On April 18, 2001 Century Capital Management Ltd. converted a $200,000 loan to the Company into 5,000,000 shares of the Company's common stock.

     After giving effect to the reverse stock split and the issuance of the 5,000,000 shares to Century Capital Management Ltd., the Company, as of April 18, 2001, had 6,231,012 outstanding shares of common stock.

     The Company plans to acquire a new business.

Principal Shareholders

     The following table sets forth the number of and percentage of outstanding shares of common stock beneficially owned by the Company's officer and director and those shareholders owning more than 5% of the Company's Common Stock as of April 18, 2001 after giving effect to (i) the return of the 9,500,000 shares by 595796 B.C. Ltd., (ii) the five-for-one reverse stock split and (iii) the issuance of the 5,000,000 shares of common stock to Century Capital Management
Ltd.:

                                     Shares of
Name and Address                    Common Stock         Percent of Class
----------------                    ------------         -----------------

Stephen C. Jackson                     25,300 (1)               nil
Suite 450
999 West Hastings Street
Vancouver, British Columbia
Canada V6C 2W2

Century Capital Management Ltd.     5,000,000 (2)             80.2%
200 Burrard St., Suite 1650
Vancouver, British Columbia
Canada V6C 3L6

All Officers and Directors (1 person)  25,300                   nil

     (1) The 25,300 shares shown as owned by Stephen Jackson are held of record by 595796 B.C. Ltd. Mr. Jackson is a controlling person of 595796 B.C. Ltd. and may be deemed the beneficial owner of these shares. The share ownership for Stephen Jackson excludes 500,000 shares issuable upon the exercise of options held by Mr. Jackson.

     (2) Andrew Hromyk is the sole  shareholder  of Century  Capital  Management
Ltd.

Item 7.  Financial Statements, Pro Forma Financial Information

(a)  Not Applicable
(b)  Not Applicable
(c)  No exhibits are filed with this report

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  April 20, 2001

                                 PHOENIX STAR VENTURES INC.



                                 By:
                                    ------------------------------------------
                                      Stephen Jackson, President